Exhibit 10.4(a)

WIRECO WORLDGROUP (CAYMAN) INC.
2008 LONG-TERM INCENTIVE PLAN

ARTICLE I

PURPOSE

The purpose of the WIRECO WORLDGROUP (CAYMAN) INC. 2008 LONG-TERM INCENTIVE PLAN (the “Plan”) is to further the growth and success of WireCo WorldGroup (Cayman) Inc. (the “Company”), and its Subsidiaries (as hereinafter defined) by enabling directors and employees of, or consultants to, the Company or any of its Subsidiaries to acquire Shares (as hereinafter defined), thereby increasing their personal interest in such growth and success, and to provide a means of rewarding outstanding performance by such persons to the Company and/or its Subsidiaries.  Awards granted under the Plan (“Awards”) shall be nonqualified stock options (referred to herein as “Options” or “NSOs”), rights to purchase Shares, restricted stock (referred to herein as “Restricted Stock”), restricted stock units (referred to herein as “RSUs”) and Other Stock-Based Awards (as hereinafter defined).

ARTICLE II

DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

“Adjustment Amount” has the meaning set forth in Section 9.1(b) hereof.

“Adoption Agreement” means an agreement between the Company and a holder of Shares, pursuant to which such holder agrees to become a party to the Shareholders’ Agreement.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person and/or one or more Affiliates thereof. Notwithstanding the forgoing, no portfolio companies of the Investor shall be considered an Affiliate of the Company, other than (x) the Subsidiaries of the Company and (y) entities that own a direct or indirect interest in the Company.

“Award” has the meaning set forth in Article I hereof.

“Award Agreement” means any writing setting forth the terms of an Award that has been duly authorized and approved by the Board or the Committee.

“Board” has the meaning set forth in Section 3.1 hereof.

“Capital Stock” means any and all shares of, interests and participations in, and other equivalents (however designated) of stock, including without limitation all Common Stock.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” has the meaning set forth in Section 3.1 hereof.

“Common Stock” means the ordinary shares of the Company with nominal value $.01 per share.

“Company” has the meaning set forth in Article I hereof.

“Corporate Transaction” has the meaning set forth in Section 9.1 hereof.

“Effective Date” means the date the Plan is adopted by the Board, which is December 29, 2008.

“Excess” has the meaning set forth in Section 9.1(b) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, on any specified date, the closing price of the Common Stock on any national securities exchange or any national market system on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported.  If the Common Stock is not then listed on any national securities exchange or national market system but is traded over the counter at the time determination of its Fair Market Value is required to be made, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Stock on the most recent date on which Common Stock was publicly traded.  If the Common Stock is not publicly traded at the time a determination of its Fair Market Value is made, the Board shall determine (in consultation with the Chief Executive Officer of the Company, and, if deemed appropriate, outside experts or appraisers) its Fair Market Value in such manner as it deems appropriate; provided, further, that any such determination will be made in the manner, to the extent applicable, that satisfies Section 409A of the Code, and will not take into account any reduction in value of the Common Stock because the Common Stock (x) represents a minority position; (y) is subject to restrictions on transfer and resale; or (z) lacks liquidity.

“Investor” means, collectively, Paine & Partners Capital Fund III, L.P. and each of its Affiliates and any other investment fund or vehicle managed by Paine & Partners Management III, LLC or any of its Affiliates (including any successors or assigns of any such manager).

“Notice” has the meaning set forth in Section 5.7 hereof.

“NSOs” has the meaning set forth in Article I hereof.

“Option” has the meaning set forth in Article I hereof.

“Option Price” has the meaning set forth in Section 5.4 hereof.

“Option Shares” has the meaning set forth in Section 5.7(b) hereof.

“Participant” has the meaning set forth in Article IV hereof.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Plan” has the meaning set forth in Article I hereof.

“Public Offering” means the closing of a public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act, except that a Public Offering shall not include (i) an offering made primarily pursuant to a registration statement on Form S-4 in connection with a business combination or on Form S-8 in connection with an employee benefit plan of the Company or made primarily to employees or consultants of the Company; or (ii) an offering of a de minimis number of Shares.

“Reserved Shares” means, at any time, an aggregate of 563,216 Shares, as the same may be adjusted at or prior to such time in accordance with Section 9.1.

“Restricted Stock” means an Award granted to a Participant pursuant to Article VI hereof.

“Restricted Stock Units” means an Award granted to a Participant pursuant to Article VII hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of Common Stock.

“Shareholders’ Agreement” means that certain Shareholders’ Agreement, dated as of December 29, 2008, by and among the Company and certain of its stockholders party thereto, as it is amended, supplemented, restated or otherwise modified from time to time.

“Subsidiary” means any corporation or other entity of which the Company owns securities or interests having a majority, directly or indirectly, of the ordinary voting power in electing the board of directors, managers, general partners or similar governing Persons thereof.

“Termination Date” means the tenth anniversary of the Effective Date.

“Termination of Relationship” means (i) if the Participant is an employee of the Company or any Subsidiary, the termination of the Participant’s employment with the Company and its Subsidiaries for any reason; (ii) if the Participant is a consultant to the Company or any Subsidiary, the termination of the Participant’s consulting relationship with the Company and its Subsidiaries for any reason; and (iii) if the Participant is a director of the Company or any Subsidiary, the termination of the Participant’s service as a director of the Company or such Subsidiary for any reason; including, in the case of clauses (i), (ii) or (iii), as a result of such Subsidiary no longer being a Subsidiary of the Company because of a sale, divestiture or other disposition of such Subsidiary by the Company (whether such disposition is effected by the Company or another subsidiary thereof).  Notwithstanding the foregoing, a Termination of Relationship shall not be deemed to have occurred if a Participant remains an employee, consultant or director of the Company or any Subsidiary.

“Vested Option” means an Option that has vested in accordance with the applicable Award Agreement.

ARTICLE III

ADMINISTRATION OF THE PLAN; SHARES SUBJECT TO THE PLAN

3.1	Committee.

The Plan shall be administered by the Board of Directors of the Company (the “Board”) or the Compensation Committee (the “Committee”) appointed from time to time by the Board.  The term “Committee” shall, for all purposes of the Plan other than this Article III, be deemed to refer to the Board if the Board is administering the Plan.

3.2	Procedures.

The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the Plan.  The entire Committee shall constitute a quorum and the actions of the entire Committee present at a meeting, or actions approved in writing by the entire Committee, shall be the actions of the Committee.

3.3	Interpretation; Powers of Committee.

Except as may otherwise be expressly reserved to the Board as provided herein, and with respect to any Award, except as may otherwise be provided in the Award Agreement evidencing such Award, the Committee shall have all powers with respect to the administration of the Plan, including the authority to:

(a)           determine, following consultation with the Chief Executive Officer of the Company, eligibility and, subject to Section 3.4, the particular persons who will receive Awards;

(b)           grant Awards to eligible persons, determine the price and number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of Awards consistent with the express limits of the Plan, establish the installments (if any) in which such Awards will become exercisable or will vest and the respective consequences thereof (or determine that no delayed exercisability or vesting is required), and establish the events of termination or reversion of such Awards (it being understood that the Committee will consult with the Chief Executive Officer of the Company in connection with the actions listed in this Section 3.3(b));

(c)           approve the forms of Award Agreements, which need not be identical either as to type of Award or among Participants;

(d)           construe and interpret the provisions of the Plan and any Award Agreement or other agreement defining the rights and obligations of the Company and Participants under the Plan, make factual determinations with respect to the administration of the Plan, further define the terms used in the Plan, and prescribe, amend and rescind rules and regulations relating to the administration of the Plan;

(e)           cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Participants, subject to any required consent under Article XII;

(f)           accelerate or extend the exercisability or extend the term of any or all outstanding Awards, subject to any consent required under Article XII; and

(g)           make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

All decisions of the Board or the Committee, as the case may be, shall be reasonable and made in good faith and shall be conclusive and binding on all Participants in the Plan.

3.4	Special Allocation.

The Chief Executive Officer of the Company shall be authorized to allocate Options in respect of up to 19,667 Shares, which Options may be granted at any time prior to the third anniversary of the Effective Date of this Plan, provided that the Chief Executive Officer of the Company shall consult in good faith with the Committee in determining such allocation.  The terms of such Options shall be determined by the Committee in consultation with the Chief Executive Officer of the Company, provided that such terms shall be similar in all material respects (other than Option Price) to the terms of any Options otherwise granted under this Plan within the first 90 days on or following the Effective Date.

3.5	Compliance with Code Section 162(m).

In the event the Company becomes a “publicly-held corporation” as defined in Section 162(m)(2) of the Code, the Company may establish a committee of outside directors meeting the requirements of Section 162(m)(2) of the Code to (i) approve Awards that might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes by the Company pursuant to Section 162(m) of the Code; and (ii) administer the Plan.  In such event, the powers reserved to the Committee in the Plan shall be exercised by such compensation committee.  In addition, Awards under the Plan shall be granted upon satisfaction of the conditions to such grants provided pursuant to Section 162(m) of the Code and any Treasury Regulations promulgated thereunder.

3.6	Number of Shares.

Subject to the provisions of Article IX, the aggregate number of Shares with respect to which Awards may be granted under the Plan shall not exceed the Reserved Shares.  Shares that are subject to or underlie Options granted under the Plan that expire or for any reason are canceled or terminated without having been exercised (or Shares subject to or underlying the unexercised portion of any Options, in the case of Options that were partially exercised at the time of their expiration, cancellation or termination), as well as Shares that are subject to Stock Awards made under the Plan that are not actually purchased pursuant to such Stock Awards and Shares that are subject to Restricted Stock or Restricted Stock Units that are forfeited, will again, except to the extent prohibited by law or applicable listing or regulatory requirements, be available for subsequent Award grants under the Plan.

3.7	Reservation of Shares.

The number of Shares reserved for issuance with respect to Awards granted under the Plan shall at no time be less than the maximum number of Shares which may be issued or delivered at any time pursuant to outstanding Awards.

ARTICLE IV

ELIGIBILITY

4.1	General.

Awards may be granted under the Plan only to persons who are employees or directors of, or consultants to, the Company or any of its Subsidiaries on the date of the grant.  Each such person to whom an Award is granted under the Plan is referred to herein as a “Participant.”

ARTICLE V

STOCK OPTIONS

5.1	General.

Options may be granted under the Plan at any time and from time to time on or prior to the Termination Date.  Each Option granted under the Plan shall be designated as an NSO and shall be subject to the terms and conditions applicable to NSOs set forth in the Plan.  Each Option shall be evidenced by an Award Agreement incorporating the terms and provisions of the Plan that shall be executed by the Company and the Participant.  The Award Agreement shall specify the number of Shares for which such Option shall be exercisable, the exercise price for such Shares and the other terms and conditions of the Option.  A Participant shall have no rights as a shareholder in respect of the Shares subject to Options, and shall not be eligible to receive cash dividends with respect to such Shares or to vote such Shares.

5.2	Vesting.

The Committee, in its sole discretion, shall determine whether and to what extent any Options are subject to vesting based upon the Participant’s continued service to, or the Participant’s performance of duties for, the Company and its Subsidiaries, or upon any other basis.

5.3	Date of Grant.

Except as may be otherwise provided in an Award Agreement, the date of grant of an Option under this Plan shall be the date as of which the Committee approves the grant.

5.4	Option Price.

The price (the “Option Price”) at which each Share may be purchased shall be determined by the Committee and set forth in the Award Agreement.  In no event, however, may the Committee determine an Option Price that is less than the Fair Market Value of the Share on the date of grant.

5.5	Automatic Termination of Options.

Each Option granted under the Plan, to the extent not previously exercised, shall automatically terminate and shall become null and void and be of no further force or effect upon such date or dates as are set forth in the applicable Award Agreement, consistent with the terms of the Plan.

5.6	Payment of Option Price.

The aggregate Option Price shall be paid in cash (by wire transfer of immediately available funds to a bank account of the Company designated by the Committee or by delivery of a personal or certified check payable to the Company); provided that the Committee may, in its sole discretion, specify one or more of the following other forms of payment which may be used by a Participant (but only to the extent permitted by applicable law) upon exercise of his Option:

(a)           by cancellation of indebtedness of the Company owed to the Participant;

(b)           by surrender of shares of Common Stock which either (i) have been owned by the Participant for more than six months and have been paid for within the meaning of Rule 144 under the Securities Act (and, if such shares of Common Stock were purchased from the Company or any Subsidiary thereof by means of a promissory note, such note has been fully paid with respect to such shares); or (ii) were obtained by the Participant in the public market (but, subject in any case, to any applicable limitations of Rule 16b-3 under the Exchange Act);

(c)           by waiver of compensation due or accrued to the Participant for services rendered to the Company or any of its Subsidiaries;

(d)           if the Common Stock is a class of securities then listed or admitted to trading on any national securities exchange or traded on any national market system, in compliance with any cashless exercise program authorized by the Board or the Committee for use in connection with the Plan at the time of such exercise (but, subject in any case, to the applicable limitations of Rule 16b-3 under the Exchange Act); or

(e)           a combination of the methods set forth in this Section 5.6.

5.7	Notice of Exercise.

A Participant (or other person, as provided in Section 10.2) may exercise an Option (for the Shares represented thereby) granted under the Plan in whole or in part (but for the purchase of whole Shares only), as provided in the Award Agreement evidencing his Option, by delivering a written notice (the “Notice”) to the Secretary of the Company.  The Notice shall state:

(a)           that the Participant elects to exercise the Option;

(b)           the number of Shares with respect to which the Option is being exercised (the “Option Shares”);

(c)           the method of payment for the Option Shares (which method must be available to the Participant under the terms of his Award Agreement);

(d)           the date upon which the Participant desires to consummate the purchase of the Option Shares (which date must be prior to the termination of such Option); and

(e)           any additional provisions consistent with the Plan as the Committee may from time to time require.

The exercise date of an Option shall be the date on which the Company receives the Notice from the Participant.  Such Notice shall also contain, to the extent such Participant is not then a party to the Shareholders’ Agreement (and the Shareholders’ Agreement has not been terminated prior to such date), an Adoption Agreement, in form and substance satisfactory to the Board pursuant to which the Participant agrees to become a party to the Shareholders’ Agreement.

5.8	Issuance of Certificates.

The Company shall issue stock certificates in the name of the Participant (or other person exercising the applicable Option in accordance with the provisions of Section 10.2), representing the Shares purchased upon exercise of the Option as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such Shares; provided that the Company shall not issue any fractional Shares upon the exercise of an Option and, in lieu of issuing any such fractional Shares (the amount of which shall be determined after aggregating all Shares issuable to a single holder as a result of an exercise of an Option for more than one Share), shall pay the Participant the Fair Market Value thereof as determined by the Board in good faith.  Neither the Participant nor any person exercising an Option in accordance with the provisions of Section 10.2 shall have any privileges as a stockholder of the Company with respect to any Shares of stock issuable upon exercise of an Option granted under the Plan until the date of issuance of stock certificates representing such Shares pursuant to this Section 5.8.

ARTICLE VI

RESTRICTED STOCK

6.1	Administration.

Shares of Restricted Stock may be awarded under the Plan at any time and from time to time on or prior to the Termination Date.  The Committee shall determine the employees, consultants and directors to whom and the time or times at which grants of Restricted Stock will be awarded, the number of Shares to be awarded to any Participant, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 6.3.  The Committee may, prior to grant, condition the vesting of Restricted Stock upon continued service of the Participant.  The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

6.2	Awards and Certificates.

Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates.  Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:  “The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the WireCo WorldGroup (Cayman) Inc. 2008 Long-Term Incentive Plan, and in an Award Agreement.  A copy of the Plan and such Award Agreement may be obtained from WireCo WorldGroup (Cayman) Inc.” The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

6.3	Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(a)           Subject to the provisions of the Plan and the Award Agreement referred to in Section 6.3(d), during the restricted period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.  Within these limits, the Committee may provide for the lapse of restrictions based upon period of service in installments or otherwise and may accelerate or waive, in whole or in part, restrictions based upon period of service.

(b)           Except as provided in this paragraph (b) and paragraph (a), above, and the Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Shares that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends.  Dividends payable in Shares and other non-cash dividends and cash dividends (both ordinary and extraordinary) shall be held subject to the vesting of the underlying

Restricted Stock, unless the Committee determines otherwise in the applicable AwardAgreement or makes an adjustment or substitution to the Restricted Stock pursuant to Section 9.1 in connection with such dividend or distribution.

(c)           If and when any applicable Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

(d)           Each Award of Restricted Stock shall be confirmed by, and be subject to, the terms of an Award Agreement.

ARTICLE VII

RESTRICTED STOCK UNITS

7.1	Nature of Award.

Restricted Stock Units may be awarded under the Plan at any time and from time to time on or prior to the Termination Date.  Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, either by delivery of Shares to the Participant or by the payment of cash based upon the Fair Market Value of a specified number of Shares.    The Committee shall determine the employees, consultants and directors to whom and the time or times at which grants of Restricted Stock Units will be awarded, the number of Shares to be awarded to any Participant, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 7.2.

7.2	Terms and Conditions.

The Committee may, in connection with the grant of Restricted Stock Units, condition the vesting thereof upon the continued service of the Participant.  Each Award of Restricted Stock Units shall be confirmed by, and be subject to, the terms of an Award Agreement.  The applicable Award Agreement shall specify the consequences for the Restricted Stock Units of the Participant’s Termination of Relationship.  An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits.  Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered until they are settled, except to the extent provided in the applicable Award Agreement in the event of the Participant’s death.  The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Common Stock, or other property corresponding to the dividends payable on the Common Stock (subject to Section 19.3 below).

ARTICLE VIII

OTHER STOCK-BASED AWARDS

Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) unrestricted stock, dividend equivalents, and convertible debentures, may be granted under the Plan at any time and from time to time on or prior to the Termination Date.

ARTICLE IX

ADJUSTMENTS

9.1	Changes in Capital Structure.

(a)           In the event of (i) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, an “Adjustment Event”), or (ii) a merger, consolidation, acquisition of property or shares, separation, spinoff, extraordinary cash dividend, reorganization, stock rights offering, liquidation, disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may (in the case of Adjustment Events, shall) in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the number and kind of Shares or other securities subject to outstanding Awards; (C) performance metrics and targets underlying outstanding Awards; (D) the Share amount referenced in Section 3.4, and (E) the Option Price of outstanding Options.  In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the Option Price of such Option shall conclusively be deemed valid); and (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards.  Upon a Corporate Transaction, the Company may, but is not obligated to, purchase each outstanding Vested Option and unvested Option for a per share amount equal to (i) the amount per share received in respect of the Shares sold in such transaction constituting the Corporate Transaction (ii) less the Option Price thereof.  In the event the amount in (i) would not exceed the amount in (ii), Options may be cancelled for no payment.

(b)           Without limiting the generality of Section 9.1(a), in the event of an extraordinary cash distribution on Shares subject to an Option, the Option Price of such Option shall be reduced by the amount of such cash distribution (the “Adjustment Amount”), but only to the extent permitted without subjecting such Option to Section 409A of the Code or resulting in the

Option itself being treated as includible in income for tax purposes.  If the Adjustment Amountexceeds the reduction permitted without subjecting such Option to Section 409A of the Code or resulting in the Option being treated as so includible (the “Excess”), then, if and when the Option becomes a Vested Option, the holder thereof shall receive, in addition to the Shares subject to such Option, an amount in cash or in the form of additional Shares having a value equal to the Excess.

9.2	Special Rules.

The following rules shall apply in connection with Section 9.1 above:

(a)           No adjustment shall be made for cash dividends (except as described in Section 9.1) or the issuance to stockholders of rights to subscribe for additional Shares or other securities (except in connection with a Corporate Transaction); and

(b)           Any adjustments referred to in Section 9.1 shall be made by the Committee or the Board in its discretion and shall, absent manifest error, be conclusive and binding on all Persons holding any Awards granted under the Plan.

ARTICLE X

RESTRICTIONS ON AWARDS

10.1	Compliance With Securities Laws.

No Awards shall be granted under the Plan, and no Shares shall be issued and delivered pursuant to Awards granted under the Plan, unless and until the Company and/or the Participant shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.  The Committee in its discretion may, as a condition to the delivery of any Shares pursuant to any Award granted under the Plan, require the applicable Participant to represent in writing that the Shares received pursuant to such Award are being acquired for investment and not with a view to distribution and to make such other representations and warranties as are deemed appropriate by the Committee.  Stock certificates representing Shares acquired under the Plan that have not been registered under the Securities Act shall, if required by the Committee, bear such legends as may be required by the Shareholders’ Agreement and the applicable Award Agreement.

10.2	Nonassignabilitv of Awards.

No Award granted under this Plan shall be assignable or otherwise transferable by the Participant, except by designation of a beneficiary, by will, by the laws of descent and distribution, or, with the consent of the Committee (which consent shall not be unreasonably withheld) to an estate planning vehicle (including, but not limited to, a revocable grantor trust).  An Award may be exercised during the lifetime of the Participant only by the Participant.  If a Participant dies, his Options shall thereafter be exercisable, during the period specified in the applicable Award Agreement (as the case may be), by his designated beneficiary or if no beneficiary has been designated in writing, by his executors or administrators to the full extent (but only to such extent) to which such Options were exercisable by the Participant at the time of

(and after giving effect to any vesting that may occur in connection with) his death.  Before issuing any Shares under the Plan to any person who is not already a party to the Shareholders’ Agreement, the Company shall obtain an executed Adoption Agreement from such person, unless a Public Offering shall have already occurred.

10.3	No Right to an Award or Grant.

Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give an employee, director or consultant any right to be granted an Option to purchase Common Stock, receive an Award under the Plan except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then only to the extent of and on the terms and conditions expressly set forth in the Award Agreement.  The Plan will be unfunded.  The Company will not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

10.4	No Evidence of Employment or Service.

Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant any right with respect to the continuation of his employment by or service with the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary, in its sole discretion (subject to the terms of any separate agreement to the contrary), at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

10.5	No Restriction of Corporate Action.

Nothing contained in the Plan or in any Award Agreement will be construed to prevent the Company or any Subsidiary or Affiliate of the Company from taking any corporate action which is deemed by the Company or by its Subsidiaries and Affiliates to be appropriate or in its best interest, whether such action would have an adverse effect on the Plan or any Award made under the Plan.  No Participant or beneficiary of a Participant will have any claim against the Company or any of its Affiliates as a result of any corporate action.

ARTICLE XI

TERM OF THE PLAN

This Plan shall become effective on the Effective Date and shall terminate on the Termination Date.  No Awards may be granted after the Termination Date.  Any Award outstanding as of the Termination Date shall remain in effect and the terms of the Plan will apply until such Award terminates as provided in the Plan or the applicable Award Agreement.

ARTICLE XII

AMENDMENT OF PLAN

The Plan may be modified or amended in any respect, and at any time or from time to time, by the Board or by the Committee with the prior approval of the Board.  Notwithstanding the foregoing, the Plan may not be modified or amended as it pertains to any existing Award Agreement if such modification or amendment would materially impair the rights of the applicable Participant without the consent of such Participant.  In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or regulation or the listing standards of the securities exchange, which is, at the applicable time, the principal market for the Common Stock.

ARTICLE XIII

CAPTIONS

The use of captions in the Plan is for convenience.  The captions are not intended to provide substantive rights.

ARTICLE XIV

WITHHOLDING TAXES

Upon any exercise or payment of any Award, the Company shall have the right at its option and in its sole discretion to (i) require the Participant to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such exercise or payment; (ii) deduct from any amount payable to the Participant in cash or securities in respect of the Award the amount of any taxes which the Company may be required to withhold with respect to such exercise or payment; or (iii) reduce the number of Shares to be delivered to the Participant in connection with such exercise or payment by the appropriate number of Shares, valued at their then Fair Market Value, to satisfy the minimum withholding obligation.  In no event will the value of Shares withheld under clause (iii) above exceed the minimum amount of required withholding under applicable law.

ARTICLE XV

CODE SECTION 83(B) ELECTION

To the extent permitted by the Board or Committee, each Participant of a Stock Award or Restricted Stock may, but is not obligated to, make an election under Section 83(b) of the Code to be taxed currently with respect to any Award issued under this Plan.  The election permitted under this Article XV shall comply in all respects with and shall be made within the period of time prescribed under Section 83(b) of the Code.  Each Participant shall prepare such forms as are required to make an election under Section 83(b) of the Code.  The Company shall have no liability to any grantee who fails to make a permitted Section 83(b) election in a timely manner.

ARTICLE XVI

CODE SECTION 409A COMPLIANCE

If any distribution or settlement of an Award pursuant to the terms of this Plan or an Award Agreement would subject a Participant to tax under Section 409A of the Code, the

Company shall modify the Plan or applicable Award Agreement in the least restrictive mannernecessary in order to comply with the provisions of Section 409A of the Code, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions.

ARTICLE XVII

SECTION 16 COMPLIANCE

In the event that the Company becomes subject to Section 16 of the Exchange Act, it is intended that the Plan and any Award made to a Participant subject to Section 16 of the Exchange Act will meet all of the requirements of Rule 16b-3.  Accordingly, unless otherwise provided by the Committee, if any provisions of the Plan or any Award would disqualify the Plan or the Award, or would otherwise not comply with Rule 16b-3, such provision or Award will be construed or deemed amended to conform to Rule 16b-3.

ARTICLE XVIII

NUMBER AND GENDER

With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice versa, as the context requires.

ARTICLE XIX

MISCELLANEOUS

19.1	Subsidiary Employees.

In the case of a grant of an Award to an employee, director, or consultant of any Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the employee, director, or consultant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.  All shares of Common Stock underlying Awards that are forfeited or canceled should revert to the Company.

19.2	Foreign Employees and Foreign Law Considerations.

The Committee may grant Awards to individuals who are eligible to participate in the plan who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

19.3	Limitation on Dividend Reinvestment and Dividend Equivalents.

Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3.5 for such reinvestment (taking into account then outstanding Options and other Awards).

ARTICLE XX

GOVERNING LAW

All questions concerning the construction, interpretation and validity of the Plan and the instruments evidencing the Awards granted hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Plan, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

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As adopted by the Board of Directors of WireCo WorldGroup (Cayman) Inc. on December 29, 2008 and amended on November 9, 2011.